UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 7, 2004

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2165 Technology Drive
Schenectady, NY 12308
(Address and zip code of principal executive offices)

(518) 346-7799
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Change of Directors and Principal Officer Positions

On December 7, 2004, John T. Botti informed the Board of Directors of Authentidate Holding Corp. (“Authentidate”) that he will retire from his position as Chairman of the Board at Authentidate’s annual meeting of stockholders, currently scheduled for January 20, 2005, and will not stand for re-election as a director. Mr. Botti, will remain as Chairman until that time. Authentidate’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Information

On December 13, 2004, Authentidate issued a press release announcing that the Nominating and Corporate Governance Committee of its Board of Directors nominated Mr. Roger O. Goldman and Mr. Ranjit C. Singh to stand for election to the Board at its upcoming annual meeting of stockholders. In addition, Authentidate also announced that Mr. John T. Botti, its former Chief Executive Officer and President and currently its Chairman, would not stand for reelection to the Board of Directors at the annual meeting. A copy of the press release dated December 13, 2004 is attached as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed or furnished herewith:

99.1	Press Release dated December 13, 2004

SIGNATURE

AUTHENTIDATE HOLDING CORP.

By: /s/ Surendra Pai

Name: Surendra Pai
Title: Chief Executive Officer and President
Date: December 13, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 13, 2004